EMERGING MARKETS GROWTH FUND, INC.

ARTICLES SUPPLEMENTARY

Emerging Markets Growth Fund, Inc., a Maryland corporation registered as an open-end interval investment company under the Investment Company Act of 1940, as amended (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Article V of the Charter of the Corporation, and pursuant to Sections 2-105(c) and 2-208.1 of the Maryland General Corporation Law, the Board of Directors of the Corporation, by resolutions duly adopted, increased the aggregate number of shares of capital stock of the Corporation from 400,000,000 shares of capital stock, par value $.01 per share, to 2,000,000,000 shares of capital stock, par value $.01 per share.

SECOND: Immediately before the Effective Time (as defined below), the aggregate number of shares of stock of the Corporation is 400,000,000 shares of capital stock, par value $.01 per share, all of one class, with an aggregate par value of $4,000,000.

THIRD: Immediately after the Effective Time, the aggregate number of shares of stock of the Corporation shall be 2,000,000,000 shares of capital stock, par value $.01 per share, all of one class, with an aggregate par value of $20,000,000.

FOURTH: The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

FIFTH: These Articles Supplementary shall be effective at 4:59 p.m. Eastern time on January 12, 2007 (the “Effective Time”).

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Secretary on this 8th day of January, 2007.

ATTEST:	EMERGING MARKETS GROWTH FUND, INC.
/s/ Nelson N. Lee	/s/Shaw B. Wagener (SEAL)
Name: Nelson N. Lee	Name: Shaw B. Wagener
Title: Secretary	Title: President & Chief Executive Officer

EMERGING MARKETS GROWTH FUND, INC.

ARTICLES OF AMENDMENT

Emerging Markets Growth Fund, Inc., a Maryland corporation registered as an open-end interval investment company under the Investment Company Act of 1940, as amended (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Charter of the Corporation is amended as of the Effective Time (as defined below) to provide that every share of capital stock, $.01 par value per share, of the Corporation (“Capital Stock”), which was issued and outstanding immediately prior to the Effective Time, shall be converted into five issued and outstanding shares of Capital Stock with a par value of $.002 per share (the “Stock Split”). Fractional shares of common stock shall be converted on a proportionate basis.

SECOND: Simultaneously with the Stock Split, Article V of the Charter is amended to provide that the par value per share of all shares of Capital Stock that the Corporation is authorized to issue is $.002 per share.

THIRD: The amendments to the Charter as set forth above have been duly approved by the Board of Directors, without a stockholder vote, in accordance with Sections 2-309 and 2-605 of the Maryland General Corporation Law.

FOURTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

FIFTH: These Articles of Amendment shall be effective at 5:00 p.m. Eastern time on January 12, 2007 (the “Effective Time”).

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this 8th day of January, 2007.

ATTEST:	EMERGING MARKETS GROWTH FUND, INC.
/s/ Nelson N. Lee	/s/Shaw B. Wagener (SEAL)
Name: Nelson N. Lee	Name: Shaw B. Wagener
Title: Secretary	Title: President & Chief Executive Officer

EMERGING MARKETS GROWTH FUND, INC.

ARTICLES OF AMENDMENT

Emerging Markets Growth Fund, Inc., a Maryland corporation registered as an open-end interval investment company under the Investment Company Act of 1940, as amended (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Article V of the Charter of the Corporation is amended to provide that the par value per share of all shares of capital stock that the Corporation is authorized to issue is $.01 per share.

SECOND: The amendment to the Charter as set forth above has been duly approved by the Board of Directors, without a stockholder vote, in accordance with Section 2-605 of the Maryland General Corporation Law.

THIRD: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

FOURTH: These Articles of Amendment shall be effective at 5:00 p.m. Eastern time on January 15, 2007.

[SIGNATURE PAGE FOLLOWS]
IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this 8th day of January, 2007.

ATTEST:	EMERGING MARKETS GROWTH FUND, INC.
/s/ Nelson N. Lee	/s/Shaw B. Wagener (SEAL)
Name: Nelson N. Lee	Name: Shaw B. Wagener
Title: Secretary	Title: President & Chief Executive Officer